UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Amazon.com, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Thursday, May 28, 2009

The 2009 Annual Meeting of Shareholders of Amazon.com, Inc. (the “Annual Meeting”) will be held at 9:00 a.m., Pacific Time, on Thursday, May 28, 2009, at the Seattle Art Museum, Plestcheeff Auditorium, 1300 First Avenue, Seattle, Washington 98101, for the following purposes:

1. To elect eight directors to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009; and

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends you vote “FOR” the election of each of the nominees to the Board, and “FOR” the ratification of the appointment of Ernst & Young LLP as independent auditors.

The Board of Directors has fixed April 1, 2009, as the record date for determining shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

All shareholders are invited to attend the Annual Meeting in person. However, even if you expect to be present at the Annual Meeting, we ask that as promptly as possible you vote by following the instructions on page 2. Shareholders of record who attend the Annual Meeting may vote in person even if they have previously voted. If you are unable to attend the Annual Meeting in person, you can listen to the webcast live, or on replay, by visiting www.amazon.com/ir.

Voting on the Internet or by telephone is fast and convenient, and your vote is immediately confirmed and tabulated. Using the Internet or telephone helps save your Company money by reducing postage and proxy tabulation costs.

By Order of the Board of Directors

L. Michelle Wilson Secretary

Seattle, Washington

April 17, 2009

AMAZON.COM, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Thursday, May 28, 2009

General

The enclosed proxy is solicited by the Board of Directors of Amazon.com, Inc. (the “Company”) for use at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m., Pacific Time, on Thursday, May 28, 2009, at the Seattle Art Museum, Plestcheeff Auditorium, 1300 First Avenue, Seattle, Washington 98101, and at any adjournment or postponement thereof.

The Company’s principal offices are located at 1200 12th Avenue South, Suite 1200, Seattle, WA 98144. This Proxy Statement is first being made available via the Internet to the shareholders of the Company on or about April 17, 2009.

Outstanding Securities and Quorum

Only holders of record of the Company’s common stock, par value $0.01 per share, at the close of business on April 1, 2009, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, the Company had 429,487,901 shares of common stock outstanding. Each share of common stock is entitled to one vote at the Annual Meeting.

A majority of the outstanding shares of common stock present in person or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker nonvotes will be included in determining the presence of a quorum at the Annual Meeting.

Internet Availability of Proxy Materials

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. On April 17, 2009, we mailed to our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials directing shareholders to a website where they can access our proxy materials, including our proxy statement and our annual report, and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.

Proxy Voting

Shares that are properly voted on the Internet or by telephone or for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” the election of each of the nominees to the Board named herein and “FOR” the ratification of the appointment of the Company’s independent auditors. It is not expected that any additional matters will be brought before the Annual Meeting, but if other matters are properly presented, the persons named as proxies in the accompanying proxy card will vote in their discretion on such matters.

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a shareholder on the records of BNY Mellon Shareowner Services, the Company’s stock transfer agent, you may vote by proxy, meaning you authorize individuals named on the proxy to vote your shares. You may provide this authorization by voting via the Internet, by telephone or (if you have requested paper copies of our proxy materials) by returning a proxy card. In these circumstances, if you do not vote by proxy or in person at the

Annual Meeting, your shares will not be voted. If you own shares in street name, meaning that your shares are held by a bank or brokerage firm or other nominee, you may instruct that institution on how to vote your shares. You may provide these instructions by voting via the Internet, by telephone or (if you have requested paper copies of proxy materials through your bank, brokerage firm or other nominee) by returning a voting instruction form received from that institution. In these circumstances, if you do not provide voting instructions, the institution may nevertheless vote your shares on your behalf.

Using the Internet or telephone helps save your Company money by reducing postage and proxy tabulation costs.

VOTE BY INTERNET Shares Held of Record: http://bnymellon.mobular.net/bnymellon/amzn http://www.proxyvoting.com/amzn Shares Held in Street Name: http://www.proxyvote.com 24 hours a day / 7 days a week	VOTE BY TELEPHONE Shares Held of Record: (866) 540-5760 Shares Held in Street Name: See Voting Instruction Form Toll-free 24 hours a day / 7 days a week

INSTRUCTIONS:	INSTRUCTIONS:

Read this Proxy Statement.	Read this Proxy Statement.

Go to the applicable website listed above.	For record holders, call the toll-free number above. For street name holders, call the telephone number on your voting instruction form.

Have your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form in hand and follow the instructions. We encourage you to register to receive all future shareholder communications electronically, instead of in print. This means that access to the annual report, proxy statement, and other correspondence will be delivered to you via e-mail.

Have your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form in hand and follow the instructions.

Attendance and Voting at the Annual Meeting

If you own common stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by proxy card, on the Internet or by telephone. If you own common stock in street name, you may attend the Annual Meeting, but in order to vote your shares at the meeting you must obtain a “legal proxy” from the bank or brokerage firm or other nominee that holds your shares. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting. If you have already voted prior to the meeting, you may nevertheless change or revoke your vote at the Annual Meeting as described below. You can find directions to the Annual Meeting at www.amazon.com/ir.

Revocation

If you own common stock of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Any shareholder owning common stock in street name may change or revoke voting instructions by contacting the bank or brokerage firm or other nominee holding the shares or by obtaining a legal proxy from such institution and voting in person at the Annual Meeting.

ITEM 1—ELECTION OF DIRECTORS

In accordance with the Company’s Bylaws, the Board has fixed the number of directors constituting the Board at eight, effective as of our 2009 Annual Meeting of Shareholders. The Nominating and Corporate Governance Committee has recommended and the Board has proposed that the following eight nominees be elected at the Annual Meeting, each of whom will hold office until the next Annual Meeting and until his or her successor shall have been elected and qualified: Jeffrey P. Bezos, Tom A. Alberg, John Seely Brown, L. John Doerr, William B. Gordon, Alain Monié, Thomas O. Ryder, and Patricia Q. Stonesifer. Each of the nominees is currently a director of the Company and has been elected to hold office until the 2009 Annual Meeting and until his or her successor has been elected and qualified. Mr. Monié was elected by the Board of Directors on November 13, 2008 and the other nominees were most recently elected to the Board at our 2008 Annual Meeting. In March 2009, Myrtle S. Potter informed the Company that she would not stand for re-election at the Company’s 2009 Annual Meeting.

Each properly executed proxy will be voted “FOR” the election of each of these nominees, unless the shareholder indicates on the proxy that votes are to be cast “AGAINST” one or more nominees or the shareholder indicates “ABSTAIN” on the proxy with respect to one or more nominees.

A nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. If any nominee does not receive the required vote for re-election, the Board will consider whether to accept or reject such director’s resignation, which is tendered to the Board pursuant to the Board of Directors Guidelines on Significant Corporate Governance Issues. Abstentions and broker nonvotes will have no effect on the outcome of the election. Broker nonvotes occur when a person holding shares in street name, meaning through a brokerage firm, does not provide instructions as to how to vote their shares and the broker does not then vote them on the shareholder’s behalf.

Nominees for the Board of Directors

Biographical information regarding each of the nominees for the Board of Directors is set forth below:

Jeffrey P. Bezos, age 45, has been Chairman of the Board of the Company since founding it in 1994 and Chief Executive Officer since May 1996. Mr. Bezos served as President of the Company from founding until June 1999 and again from October 2000 to the present.

Tom A. Alberg, age 69, has been a director of the Company since June 1996. Mr. Alberg has been a managing director of Madrona Venture Group, LLC, a venture capital firm, since September 1999, and a principal in Madrona Investment Group, LLC, a private investment firm, since January 1996. Mr. Alberg is also a director of several private companies.

John Seely Brown, age 68, has been a director of the Company since June 2004. Mr. Brown is a Visiting Scholar and Advisor to the Provost at the University of Southern California and Independent Co-Chairman of the Deloitte Center for Edge Innovation. He was the Chief Scientist of Xerox Corporation until April 2002, and director of the Xerox Palo Alto Research Center (PARC) until June 2000. Mr. Brown is also a director of Corning Incorporated and Varian Medical Systems, Inc.

L. John Doerr, age 57, has been a director of the Company since June 1996. Mr. Doerr has been a general partner of Kleiner Perkins Caufield & Byers, a venture capital firm, since September 1980. Mr. Doerr is also a director of Google Inc. and several private companies.

William B. Gordon, age 59, has been a director of the Company since April 2003. Mr. Gordon has been a partner of Kleiner Perkins Caufield & Byers, a venture capital firm, since June 2008. Mr. Gordon is a co-founder of Electronic Arts, Inc. and served as its Executive Vice President and Chief Creative Officer from March 1998 to May 2008.

Alain Monié, age 58, has been a director of the Company since November 2008. Mr. Monié has been President and Chief Operating Officer of Ingram Micro Inc. since August 2007, and served as Executive Vice President and President of Ingram Micro Asia-Pacific from January 2004 to August 2007. He joined Ingram Micro in January 2003 as Executive Vice President. Mr. Monié is also a director of Jones Lang LaSalle Incorporated.

Thomas O. Ryder, age 64, has been a director of the Company since November 2002. Mr. Ryder was Chairman of the Reader’s Digest Association, Inc. from April 1998 to December 2006, and was Chief Executive Officer from April 1998 to December 2005. Mr. Ryder is also a director of Starwood Hotels & Resorts Worldwide, Inc. and Chairman of the Board of Directors at Virgin Mobile USA, Inc.

Patricia Q. Stonesifer, age 52, has been a director of the Company since February 1997. Ms. Stonesifer has served as Chair of the Board of Regents of the Smithsonian Institution since January 2009. Since September 2008, she has served as senior advisor to the Bill and Melinda Gates Foundation, where she was Chief Executive Officer from January 2006 to September 2008 and President and Co-chair from June 1997 to January 2006.

Although the Board expects that the eight nominees will be available to serve as directors, if any of them should be unwilling or unable to serve, the proxies will be voted for the election of such substitute nominees as may be designated by the Board, or the Board may decrease the size of the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE.

Corporate Governance and Related Matters

General

The Board is responsible for the control and direction of the Company. The Board represents the Company’s shareholders and its primary purpose is to build long-term shareholder value. The Board has determined that the following eight directors are independent as defined by Nasdaq rules: Mr. Alberg, Mr. Brown, Mr. Doerr, Mr. Gordon, Mr. Monié, Ms. Potter, Mr. Ryder, and Ms. Stonesifer. In assessing directors’ independence, the Board took into account certain transactions, relationships and arrangements involving some of the directors and concluded that such transactions, relationships and arrangements did not impair the independence of the director. For Mr. Gordon, the Board considered that the Company in the ordinary course of business purchased products in 2008 from Electronic Arts, Inc., where Mr. Gordon served as an officer during part of 2008, but such payments were not significant for either the Company or Electronic Arts. For Mr. Monié, the Board considered that the Company in the ordinary course of business purchased products in 2008 from Ingram Micro Inc., where Mr. Monié is an executive officer, but such payments were not significant for either the Company or Ingram Micro. For Messrs. Alberg, Doerr and Gordon, the Board considered that executive officers have in the past and may in the future invest in investment funds managed by entities where Messrs. Alberg, Doerr or Gordon are managing directors or partners. In addition, executive officers have in the past and may in the future directly invest in companies in which investment funds managed by these entities have also invested. For Mr. Alberg, the Board considered the Company’s indemnification agreement with Geoff Entress and Madrona Venture Group, LLC (“Madrona”), a venture capital firm in which Mr. Alberg is a managing director, as disclosed in “Certain Relationships and Related Person Transactions.” For Mr. Ryder, the Board considered that his son-in-law commenced employment with the Company in 2008, as disclosed in “Certain Relationships and Related Person Transactions.”

Please visit the Company’s investor relations website at www.amazon.com/ir, under “Investor Information—Corporate Governance” for additional information on the Company’s corporate governance, including:

•	the Company’s Certificate of Incorporation and Bylaws;

•

the Board of Directors Guidelines on Significant Corporate Governance Issues, which includes policies on shareholder communications with the Board, director attendance at the Company’s annual meetings and director resignations to facilitate majority voting;

•	the charters approved by the Board for the Audit Committee, the Leadership Development and Compensation Committee, and the Nominating and Corporate Governance Committee; and

•	the Code of Business Conduct and Ethics.

Board Meetings and Committees

The Board meets regularly during the year and holds special meetings and acts by unanimous written consent whenever circumstances require. During 2008, there were nine meetings of the Board. All directors attended at least 75% of the aggregate of the meetings of the Board and committees occurring while they were members. All nominees who were then directors attended the Company’s 2008 Annual Meeting of Shareholders.

The Board has established an Audit Committee, a Leadership Development and Compensation Committee, and a Nominating and Corporate Governance Committee. The Committees are responsible to the full Board. The table below provides current membership information as well as meeting information for the last fiscal year.

Name	Audit Committee		Leadership Development and Compensation Committee		Nominating and Corporate Governance Committee
Jeffrey P. Bezos
Tom A. Alberg	X	*
John Seely Brown					X
L. John Doerr					X	*
William B. Gordon			X
Alain Monié**			X
Myrtle S. Potter***	X
Thomas O. Ryder	X
Patricia Q. Stonesifer			X	*
Total Meetings in 2008	10		4		2

*	Committee Chair
**	Mr. Monié joined the Leadership Development and Compensation Committee effective January 1, 2009, and is expected to transfer to the Audit Committee as of the Annual Meeting.
***	Ms. Potter is not standing for re-election at the Annual Meeting.

The functions performed by these Committees, which are set forth in more detail in their charters, are summarized below. The Board has determined that the directors serving on each of these Committees satisfy applicable Nasdaq standards for independence.

Audit Committee.    The Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and financial reporting process, the qualifications, independence and performance of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function, and the Company’s compliance with legal and regulatory requirements. The Board has designated Mr. Alberg as the Audit Committee Financial Expert, as defined by Item 407(d)(5)(ii) of Regulation S-K of the Securities Exchange Act of 1934.

Leadership Development and Compensation Committee.    The Leadership Development and Compensation Committee evaluates the Company’s programs and practices relating to leadership development, reviews and establishes compensation of the Company’s executive officers, and administers the Company’s stock-based and certain other compensation plans, all with a view toward maximizing long-term shareholder value. The Committee may engage compensation consultants but did not do so in 2008. Additional information on the Committee’s processes and procedures for considering and determining executive compensation is contained in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee reviews and assesses the composition of the Board, assists in identifying potential new candidates for director, recommends candidates for election as director, and provides a leadership role with respect to corporate governance of the Company. The Nominating and Corporate Governance Committee also recommends to the Board compensation for newly elected directors and reviews director compensation as necessary.

The Nominating and Corporate Governance Committee considers candidates for director who are recommended by its members, by other Board members, by shareholders and by management, as well as those identified by any third party search firms retained by the Company to assist in identifying and evaluating possible candidates. Mr. Monié was initially recommended to the Nominating and Corporate Governance Committee by a third party search firm. The Nominating and Corporate Governance Committee evaluates director candidates recommended by shareholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons. The Nominating and Corporate Governance Committee considers all aspects of a candidate’s qualifications in the context of the needs of the Company at that point in time with a view to creating a Board with a diversity of experience and perspectives. Among the qualifications, qualities and skills of a candidate considered important by the Nominating and Corporate Governance Committee are a commitment to representing the long-term interests of the shareholders; an inquisitive and objective perspective; the willingness to take appropriate risks; leadership ability; personal and professional ethics, integrity and values; practical wisdom and sound judgment; and business and professional experience in fields such as operations, technology, finance or marketing.

Shareholders wishing to submit recommendations for director candidates to the Nominating and Corporate Governance Committee must provide the following information in writing to the attention of the Secretary of the Company by certified or registered mail:

•	the name, address, and biography of the candidate, and an indication of whether the candidate has expressed a willingness to serve;

•	the name, address, and phone number of the shareholder or group of shareholders making the recommendation; and

•

the number of shares of common stock beneficially owned by the shareholder or group of shareholders making the recommendation, the length of time held, and to the extent any shareholder is not a registered holder of such securities, proof of such ownership.

To be considered by the Committee for the 2010 Annual Meeting of Shareholders, a director candidate recommendation must be received by the Secretary by Friday, December 18, 2009.

Compensation of Directors

Directors of the Company do not receive cash compensation for their services as directors or as members of committees of the Board, but are reimbursed for their reasonable expenses incurred for attending meetings. At the discretion of the Board, directors are eligible to receive stock-based awards under the Company’s 1997 Stock Incentive Plan (the “1997 Plan”). Based on the Nominating and Corporate Governance Committee’s recommendation, in February 2008 the Board approved restricted stock unit awards for 7,000 shares each to

Messrs. Alberg, Doerr, Gordon and Ryder and Ms. Stonesifer for their service as directors (these directors’ previous restricted stock unit awards finished vesting in 2007 or 2008). Each award vests in three equal annual installments, with the first vest date occurring one year after the final vest under the director’s previous restricted stock unit award. Also based on the Nominating and Corporate Governance Committee’s recommendation, in November 2008 the Board approved a restricted stock unit award for 7,000 shares to Mr. Monié. This award vests in three equal annual installments, with the first vest date occurring one year after Mr. Monié’s initial election to the Board. When determining the amount and vesting schedules for these restricted stock unit awards, the Nominating and Corporate Governance Committee did not vary awards based on specific committee service.

The following table sets forth as of and for the year ended December 31, 2008 all compensation reportable for directors, as determined by SEC rules.

Director Compensation for 2008

Name	Stock Awards/ Total Compensation(1)
Jeffrey P. Bezos	$—
Tom A. Alberg	300,594	(2)
John Seely Brown	43,925	(3)
L. John Doerr	300,594	(2)
William B. Gordon	247,720	(4)
Alain Monié	23,483	(5)
Myrtle S. Potter	32,492	(6)
Thomas O. Ryder	300,594	(2)
Patricia Q. Stonesifer	300,594	(2)

(1)	Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2008 in accordance with Statement of Financial Accounting Standards No. 123(R) (“FAS 123(R)”). Estimates of forfeitures related to service-based vesting conditions have been disregarded. The fair value of each award is recognized as an expense over the service period using the accelerated method under FAS 123(R). Assumptions made in the valuation of stock awards are discussed in Note 1, “Description of Business and Accounting Policies—Stock-Based Compensation,” in Item 8, “Financial Statements and Supplementary Data,” in the Company’s 2008 Annual Report on Form 10-K.
(2)	Relates to a restricted stock unit award for 7,000 shares that, as of December 31, 2008, was vested as to 2,334 shares, and that will vest as to 2,333 shares on November 6, 2009 and 2,333 shares November 6, 2010, assuming continued service as a director.
(3)	Relates to a restricted stock unit award for 12,500 shares that as of December 31, 2008, was vested as to 10,000 shares and will vest as to 2,500 shares on June 30, 2009, assuming continued service as a director.
(4)	Relates to a restricted stock unit award for 7,000 shares that, as of December 31, 2008 was unvested, and that vested as to 2,334 shares on April 9, 2009 and will vest as to 2,333 shares on April 9, 2010 and 2,333 shares on April 9, 2011, assuming continued service as a director.
(5)	Relates to a restricted stock unit award for 7,000 shares that, as of December 31, 2008 was unvested, and that will vest as to 2,334 shares on November 13, 2009, 2,333 shares on November 13, 2010 and 2,333 shares on November 13, 2011, assuming continued service as a director.
(6)	Relates to a restricted stock unit award for 12,500 shares that, as of December 31, 2008, was vested as to 10,000 shares, and that vested as to 2,500 shares on April 12, 2009. Ms. Potter is not standing for re-election at the Annual Meeting.

ITEM 2—RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP

Under the rules and regulations of the SEC, the Audit Committee is directly responsible for the appointment of the Company’s independent auditors. The Audit Committee has appointed, and is requesting ratification by the shareholders of the appointment of, the registered public accounting firm of Ernst & Young LLP (“E&Y”) to serve as independent auditors for the fiscal year ending December 31, 2009. The affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on the matter is required to ratify the selection of E&Y. Broker nonvotes will have no effect on the outcome of this matter. Abstentions will be counted as present at the Annual Meeting for purposes of this matter and will have the effect of a vote against the ratification of the appointment of E&Y. If shareholders do not ratify the selection of E&Y, the Audit Committee will evaluate the shareholder vote when considering the selection of a registered public accounting firm for the audit engagement for the 2010 fiscal year. In addition, if shareholders ratify the selection of E&Y as independent auditors, the Audit Committee may nevertheless periodically request proposals from the major registered public accounting firms and as a result of such process may select E&Y or another registered public accounting firm as the Company’s independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF E&Y AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

AUDITORS

Representatives of E&Y are expected to attend the Annual Meeting and will have an opportunity to make a statement or to respond to appropriate questions from shareholders.

Audit Fees

Audit fees include the aggregate fees billed for the audit of the Company’s annual consolidated financial statements and its internal controls, and the reviews of each of the quarterly consolidated financial statements included in the Company’s Forms 10-Q. These fees also include statutory and other audit work performed with respect to certain of the Company’s subsidiaries. The aggregate audit fees billed to the Company by E&Y for the fiscal year ended December 31, 2008 were $3,977,000. The aggregate audit fees billed to the Company by E&Y for the fiscal year ended December 31, 2007 were $3,710,000.

Audit-Related Fees

Audit-related fees include accounting advisory services related to the accounting treatment of transactions or events, including acquisitions, and to the adoption of new accounting standards, as well as additional procedures related to accounting records performed to comply with regulatory reporting requirements. The aggregate audit-related fees billed to the Company by E&Y for the fiscal year ended December 31, 2008 were $63,000. The aggregate audit-related fees billed to the Company by E&Y for the fiscal year ended December 31, 2007 were $70,000.

Tax Fees

Tax fees were for tax reconciliation services for certain international entities. The aggregate tax fees billed to the Company by E&Y for the fiscal year ended December 31, 2008 were $10,000. The aggregate tax fees billed to the Company by E&Y for the fiscal year ended December 31, 2007 were $3,000.

All Other Fees

No other fees were billed to the Company by E&Y for the fiscal year ended December 31, 2008 or for the fiscal year ended December 31, 2007.

Pre-Approval Policies and Procedures

All of the fees described above were approved by the Audit Committee. The Audit Committee has adopted a pre-approval policy under which the Audit Committee approves in advance all audit and non-audit services to be performed by the Company’s independent auditors. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. In accordance with the pre-approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by E&Y if they are initiated within eighteen (18) months after the date of the pre-approval. If there are any additional services to be provided, a request for pre-approval must be submitted by management to the Audit Committee for its consideration under the policy. Finally, in accordance with the pre-approval policy, the Audit Committee has delegated pre-approval authority to each of its members. Any member who exercises this authority must report any pre-approval decisions to the Audit Committee at its next meeting.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements and for the reporting process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Company’s independent auditors are engaged to audit and report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements for the year ended December 31, 2008 (the “Audited Financial Statements”), management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditors’ evaluation of the Company’s system of internal control over financial reporting. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU § 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

The Audit Committee

Tom A. Alberg

Myrtle S. Potter

Thomas O. Ryder

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of February 28, 2009 (except as otherwise indicated) by (i) each person or entity known by the Company to beneficially own more than 5% of the common stock, (ii) each director of the Company, (iii) each executive officer of the Company for whom compensation information is given in the Summary Compensation Table in this Proxy Statement, and (iv) all directors and executive officers as a group. Except as otherwise indicated, and subject to any interests of the reporting person’s spouse, the Company believes that the beneficial owners of common stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares. As of February 28, 2009 the Company had 429,119,552 shares of common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Jeffrey P. Bezos	97,167,078		22.6%
1200 12th Avenue South, Suite 1200 Seattle, WA 98144

T. Rowe Price Associates, Inc.	45,896,054	(1)	10.7%
100 E. Pratt Street Baltimore, MD 21202

Tom A. Alberg	78,466	(2)	*

John Seely Brown	10,000		*

L. John Doerr	2,934,083	(3)	*

William B. Gordon	14,409	(4)	*

Alain Monié	—		—

Myrtle S. Potter	9,383	(5)	*

Thomas O. Ryder	47,334		*

Patricia Q. Stonesifer	68,217		*

Sebastian J. Gunningham	75,000	(6)	*

Marc Onetto	68		*

Thomas J. Szkutak	90,957		*

H. Brian Valentine	126		*

All Directors and Executive Officers as a group (20 persons)	100,809,226	(7)	23.5%

*	Less than 1%.
(1)	As of December 31, 2008, based on information provided in a Schedule 13G/A filed February 11, 2009. T. Rowe Price Associates, Inc. has sole voting power with respect to 14,270,000 of the reported shares and sole investment power with respect to 45,793,454 of the reported shares and no shared voting and investment power with respect to the reported shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be the beneficial owner of such shares; however, it expressly disclaims that it is, in fact, the beneficial owner of such shares.
(2)	Includes 15,000 shares held by a charitable trust of which Mr. Alberg is a trustee and as to which he shares voting and investment power. Mr. Alberg disclaims beneficial ownership of the shares of common stock held by the charitable trust.
(3)	Includes 11,454 shares owned by KPCB Information Sciences Zaibatsu Fund II, a California limited partnership (“KPCB Info”). Mr. Doerr is a general partner of KPCB VII Associates, L.P., a California limited partnership, which is the general partner of KPCB Info. Mr. Doerr disclaims beneficial ownership of the shares of common stock held by KPCB Info except to the extent of any indirect pecuniary interest in his distributive shares therein.

(4)	Includes 2,334 shares issuable under a stock-based award that vested April 9, 2009.
(5)	Includes 2,500 shares issuable under a stock-based award that vested April 12, 2009.
(6)	Consists of 75,000 shares issuable under a stock-based award that vested on March 5, 2009.
(7)	Includes 314,105 shares beneficially owned by other executive officers of the Company, of which 73,130 shares are issuable under stock-based awards exercisable as of February 28, 2009 and 6,073 shares are issuable under stock-based awards vesting from March 1, 2009 to April 29, 2009.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Amazon.com’s approach to compensating its employees, including its “named executive officers,” is to tie total compensation to long-term shareholder value, as reflected primarily in the Company’s stock price. “Named executive officers” are the Company’s (i) Chief Executive Officer, (ii) Chief Financial Officer and (iii) other three most highly compensated executive officers based on SEC regulations. The Company’s employment offer letters with its named executive officers provide for at-will employment, and named executive officer compensation generally consists of stock-based compensation, base salaries, new-hire cash bonuses and other compensation and benefits.

Stock-Based Compensation.    The primary component of a named executive officer’s total compensation is stock-based compensation in order to closely tie total compensation to long-term shareholder value. Accordingly, named executive officers receive sizeable stock-based awards at the time of hire and are also eligible for stock-based awards on a periodic basis. Due to Mr. Bezos’ substantial ownership in the Company (approximately 23%), Mr. Bezos has never received any stock-based compensation from the Company.

Since late 2002, the Company has used restricted stock units as its primary stock-based compensation vehicle. The Company believes that restricted stock units align the long-term interests of named executive officers and shareholders and help efficiently manage overall shareholder dilution from stock awards. Restricted stock unit grant amounts and vesting for named executive officers, whether for new hire or subsequent grants, are established by the Leadership Development and Compensation Committee after receiving recommendations from the Vice President of Human Resources and the Chief Executive Officer.

For new hire grants, the Vice President of Human Resources, the Chief Executive Officer and the Leadership Development and Compensation Committee consider various factors, including past compensation from the named executive officer’s former employer, future compensation from such former employer that will be forfeited upon joining the Company, the compensation of similarly-situated senior executives at the Company, the named executive officer’s expected level of responsibility at the Company and expected contributions to the Company’s future success and the market compensation of similarly-situated executives at other companies as reflected in third party surveys.

For periodic grants, the Vice President of Human Resources, the Chief Executive Officer and the Leadership Development and Compensation Committee consider various factors, including the named executive officer’s level of responsibility, past contributions to Company performance, and expected contributions to the Company’s future success, as well as the market compensation of similarly-situated executives at other companies as reflected in third party surveys.

For both new hire and periodic restricted stock unit grants, the Vice President of Human Resources and Chief Executive Officer develop grant recommendations by subjectively evaluating the factors above to set a total compensation target for each named executive officer and then designing restricted stock unit grants to help meet those total compensation targets based on certain stock price assumptions, taking into account the named executive officer’s cash compensation and the estimated value of pre-existing stock-based compensation vesting in subsequent years, if any. In this process, the Vice President of Human Resources and Chief Executive Officer view projected total compensation for a given year as cash compensation expected to be earned in that year plus the projected value of stock-based compensation vesting in that year. Because the Company focuses on total compensation over time and takes into account existing compensation, periodic grants for a smaller number of shares do not necessarily reflect lower total compensation.

Based on the factors discussed above with respect to periodic grants, in April 2008, Mr. Szkutak received a restricted stock unit award with vesting beginning in May 2011, as his other restricted stock unit awards will be fully vested in February 2011, assuming continued employment. The Company has imposed additional vesting conditions designed to qualify this award, along with certain other awards issued in previous years to named executive officers, as tax-deductible compensation under Section 162(m)(4)(c) of the Internal Revenue Code.

Base Salaries.    Base salaries for named executive officers are designed to be significantly less than those paid by similarly situated companies. Base salaries for named executive officers during 2008 ranged from $81,840 for Mr. Bezos to $160,000 for the other named executive officers. Due to Mr. Bezos’ substantial ownership in the Company, Mr. Bezos again requested not to receive additional compensation in 2008 and has never received annual cash compensation in excess of his current amount. The salaries of the other named executive officers were increased in 2008 from $150,000 to $160,000.

New-Hire Cash Bonuses.    New-hire cash bonuses generally are paid in monthly installments to a named executive officer. These bonuses are also determined by the Leadership Development and Compensation Committee after receiving recommendations from the Chief Executive Officer and the Vice President of Human Resources. Bonuses are generally designed to provide appropriate total compensation to named executive officers until their stock-based compensation begins to vest. In 2008, Messrs. Gunningham, Onetto and Valentine received new-hire cash bonus payments as shown in the “Bonus” column of the Summary Compensation Table.

Other Compensation and Benefits.    Named executive officers receive additional compensation in the form of vacation, medical, 401(k), relocation and other benefits generally available to all of the Company’s employees. The Company provides security for Mr. Bezos, including security in addition to that provided at business facilities and during business-related travel. The Company believes that all Company-incurred security costs are reasonable and necessary and for the Company’s benefit. The Company provides relocation assistance to newly hired executives consistent with what it provides to other employees, and it provided this assistance to Mr. Gunningham in 2008. The amount attributable to relocation assistance for Mr. Gunningham is included in the “All Other Compensation” column of the Summary Compensation Table. The Company does not provide any other perquisites or other personal benefits to its named executive officers.

Leadership Development and Compensation Committee Report

The Leadership Development and Compensation Committee, which is composed solely of independent members of the Board of Directors, assists the Board in fulfilling its oversight responsibility relating to, among other things, establishing and reviewing compensation of the Company’s executive officers. The Leadership Development and Compensation Committee reviewed and discussed with management the Company’s Compensation Discussion and Analysis and, based on the review and discussion, recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Leadership Development and Compensation Committee

Patricia Q. Stonesifer

William B. Gordon

Alain Monié (Committee Member effective January 1, 2009)

Compensation of Named Executive Officers

The following table sets forth for the year ended December 31, 2008 the compensation reportable for the named executive officers, as determined by SEC rules.

Summary Compensation Table

Name And Principal Position	Year	Salary		Bonus		Stock Awards (1)	All Other Compensation		Total
Jeffrey P. Bezos	2008	$81,840		$—		$—	$1,200,000	(2)	$1,281,840
Chief Executive Officer	2007	81,840		—		—	1,200,000	(2)	1,281,840
	2006	81,840		—		—	1,200,000	(2)	1,281,840

Thomas J. Szkutak	2008	157,500		—		2,100,743	3,150	(3)	2,261,393
Chief Financial Officer	2007	150,000		—		1,116,620	3,000	(3)	1,269,620
	2006	150,000		450,000	(4)	1,255,700	2,993	(3)	1,858,693

Sebastian J. Gunningham	2008	157,500		725,000	(5)	4,104,590	57,035	(6)	5,044,125
SVP, Seller Services	2007	123,863	(7)	1,125,000	(5)	3,375,633	183,878	(8)	4,808,374
	2006	—		—		—	—		—

Marc A. Onetto	2008	157,500		733,333	(5)	3,704,399	2,875	(3)	4,598,107
SVP, Worldwide Operations	2007	150,000		1,900,000	(5)	3,791,493	343,310	(9)	6,184,803
	2006	12,452	(10)	166,667	(5)	248,564	9,384	(11)	437,067

H. Brian Valentine	2008	157,500		333,333	(5)	3,383,135	3,150	(3)	3,877,118
SVP, Ecommerce Platform	2007	150,000		1,300,000	(5)	3,740,231	3,115	(3)	5,193,346
	2006	43,269	(12)	566,667	(5)	1,065,710	749	(3)	1,676,395

(1)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal years shown in accordance with FAS 123(R). Estimates of forfeitures related to service-based vesting conditions have been disregarded. The fair value of each award is recognized as an expense over the service period using the accelerated method under FAS 123(R). Assumptions made in the valuation of stock awards are discussed in Note 1, “Description of Business and Accounting Policies—Stock-Based Compensation,” in Item 8, “Financial Statements and Supplementary Data,” in the Company’s 2008, 2007 and 2006 Annual Reports on Form 10-K.
(2)	Represents the approximate incremental cost of security arrangements for Mr. Bezos in addition to security arrangements provided at business facilities and for business travel. The Company believes that all Company-incurred security costs are reasonable and necessary and for the Company’s benefit.
(3)	Represents the value of shares of common stock contributed by the Company under the Company’s 401(k) plan.
(4)	Represents a signing bonus.
(5)	Represents a signing bonus. See “Employment Arrangements.”
(6)	Represents expenses paid by the Company in connection with Mr. Gunningham’s relocation to the Seattle area, including $55,421 for transport and storage of goods and $362 in reimbursements for taxes.
(7)	Represents base salary paid to Mr. Gunningham after he commenced employment in March 2007.
(8)	Represents expenses paid by the Company in connection with Mr. Gunningham’s relocation to the Seattle area, including $51,433 related to the purchase of a new home, $43,304 in temporary living expenses and $18,588 in reimbursements for taxes.
(9)	Of the amount shown, $625 represents the value of shares of common stock contributed by the Company under the Company’s 401(k) plan and $342,685 represents expenses paid by the Company in connection with Mr. Onetto’s relocation to the Seattle area, including $214,678 related to the sale of a former home, $39,693 related to the purchase of a new home and $8,312 in reimbursements for taxes.
(10)	Represents base salary paid to Mr. Onetto after he commenced employment in December 2006.
(11)	Of the amount shown, $125 represents the value of shares of common stock contributed by the Company under the Company’s 401(k) plan and $9,259 represents expenses paid by the Company in connection with Mr. Onetto’s relocation to the Seattle area upon employment with the Company.
(12)	Represents base salary paid to Mr. Valentine after he commenced employment in September 2006.

Employment Arrangements

Sebastian J. Gunningham.    Mr. Gunningham’s 2007 employment offer letter provided for an initial annual salary of $150,000. Mr. Gunningham’s employment is for no specified length of time. Mr. Gunningham’s offer letter provides for a new-hire signing bonus of $1,350,000 during his first year of employment and an additional $600,000 during his second year of employment, in each case payable in equal monthly installments and subject to his continued employment with the Company. As additional consideration for entering into a confidentiality, noncompetition and invention assignment agreement with the Company, the Company awarded Mr. Gunningham a restricted stock unit award in the amount of 375,000 shares vesting at the rate of 20% after two years of employment and 20% after every year of employment thereafter, subject to continued employment with the Company.

Marc A. Onetto.    Mr. Onetto’s 2006 employment offer letter provided for an initial annual salary of $150,000. Mr. Onetto’s employment is for no specified length of time. Mr. Onetto’s offer letter provides for a new-hire signing bonus of $2,000,000 during his first year of employment and an additional $800,000 during his second year of employment, in each case payable in equal monthly installments and subject to his continued employment with the Company. As additional consideration for entering into a confidentiality, noncompetition and invention assignment agreement with the Company, the Company awarded Mr. Onetto a restricted stock unit award in the amount of 375,000 shares vesting at the rate of 20% after two years of employment and 20% after every year of employment thereafter, subject to continued employment with the Company.

H. Brian Valentine.    Mr. Valentine’s 2006 employment offer letter provided for an initial annual salary of $150,000. Mr. Valentine’s employment is for no specified length of time. Mr. Valentine’s offer letter provides for a new-hire signing bonus of $1,700,000 during his first year of employment and an additional $500,000 during his second year of employment, in each case payable in equal monthly installments and subject to his continued employment with the Company. As additional consideration for entering into a confidentiality, noncompetition and invention assignment agreement with the Company, the Company awarded Mr. Valentine a restricted stock unit award in the amount of 400,000 shares vesting at the rate of 20% after two years of employment and 20% after every year of employment thereafter, subject to continued employment with the Company.

The following table supplements the disclosure in the Summary Compensation Table with respect to stock awards made to the named executive officers in 2008.

Grants of Plan-Based Awards in Fiscal Year 2008

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock Awards (1)
Jeffrey P. Bezos	—	—		—
Thomas J. Szkutak	4/3/2008	100,000	(2)	$7,491,000
Sebastian J. Gunningham	—	—		—
Marc A. Onetto	—	—		—
H. Brian Valentine	—	—		—

(1)	Represents the aggregate grant date fair value of restricted stock unit awards received in fiscal year 2008, computed in accordance with FAS 123(R). Fair value is determined based on the number of shares granted multiplied by the average of the high and the low trading price of Amazon.com common stock on the grant date without regard to the fact that the grants vest over a number of years. The holder of the restricted stock unit award does not have any voting, dividend or other ownership rights in the shares of common stock subject to the award unless and until the award vests and the shares are issued.
(2)	Vests as to 10,000 shares on May 15, 2011 and quarterly thereafter through February 15, 2012 and as to 7,500 shares on May 15, 2012 and quarterly thereafter through February 15, 2014, assuming continued employment. This vesting schedule reflects total compensation targets for future years based on the number of shares vesting and stock price assumptions for each future year.

Outstanding Equity Awards at Fiscal Year-End and Equity Awards Realized in 2008

The following table sets forth information concerning the outstanding stock awards held at December 31, 2008 by the named executive officers.

Outstanding Equity Awards at 2008 Fiscal Year End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)
Jeffrey P. Bezos	—		—

Thomas J. Szkutak
Restricted stock units	246,323	(2)	$12,631,443

Sebastian J. Gunningham
Restricted stock units	375,000	(3)	19,230,000

Marc A. Onetto
Restricted stock units	300,000	(4)	15,384,000

H. Brian Valentine
Restricted stock units	320,000	(5)	16,409,600

(1)	Reflects the closing market price of the Company’s common stock on December 31, 2008, $51.28, multiplied by the number of restricted stock units that were not vested as of December 31, 2008.
(2)	Reflects shares of the Company’s common stock subject to: (a) a restricted stock unit award for 500,000 shares, the unvested portion of which vests as to 71,425 shares on October 1, 2009, assuming continued employment; (b) a restricted stock unit award for 74,898 shares vesting as follows, assuming continued employment: 18,725 shares on May 15, 2010; 18,724 shares on August 15, 2010; 18,725 shares on November 15, 2010; and 18,724 shares on February 15, 2011; and (c) a restricted stock unit award for 100,000 shares vesting as to 10,000 shares on May 15, 2011 and quarterly thereafter through February 15, 2012 and as to 7,500 shares on May 15, 2012 and quarterly thereafter through February 15, 2014, assuming continued employment.
(3)	Reflects shares of the Company’s common stock subject to a restricted stock unit award for 375,000 shares, which vested as to 75,000 shares on March 5, 2009 and will vest as to 75,000 shares yearly thereafter through March 5, 2013, assuming continued employment.
(4)	Reflects shares of the Company’s common stock subject to a restricted stock unit award for 375,000 shares, which vested as to 75,000 shares on December 4, 2008 and will vest as to 75,000 shares yearly thereafter through December 4, 2012, assuming continued employment.
(5)	Reflects shares of the Company’s common stock subject to a restricted stock unit award for 400,000 shares, which vested as to 80,000 shares on September 18, 2008 and will vest as to 80,000 shares yearly thereafter through September 18, 2012, assuming continued employment.

The following table sets forth information concerning stock awards that vested during the last fiscal year with respect to the named executive officers.

Stock Vested in 2008

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Jeffrey P. Bezos	—	—
Thomas J. Szkutak	71,430	$4,970,099
Sebastian J. Gunningham	—	—
Marc A. Onetto	75,000	3,549,000
H. Brian Valentine	80,000	6,120,000

(1)	Amount is the number of shares of stock acquired upon vesting multiplied by the market price (closing price) of the Company’s common stock on the vesting date.

Potential Payments Upon Termination of Employment or Change-In-Control

Termination and Change-in-Control Agreements or Arrangements

The Company does not have arrangements with any of its named executive officers providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change-in-control. Upon termination of employment for any reason, all unvested restricted stock units expire.

Change-in-Control Provisions of 1997 Plan

In the event of (i) the merger or consolidation of the Company in which it is not the surviving corporation pursuant to which shares of common stock are converted into cash, securities or other property (other than a merger in which holders of common stock immediately before the merger have the same proportionate ownership of the capital stock of the surviving corporation immediately after the merger), (ii) the sale, lease, exchange or other transfer of all or substantially all of the Company’s assets (other than a transfer to a majority-owned subsidiary), or (iii) the approval by the holders of common stock of any plan or proposal for the Company’s liquidation or dissolution (each a “Corporate Transaction”), the Leadership Development and Compensation Committee will determine whether provisions will be made in connection with the Corporate Transaction for the assumption of stock-based awards under the 1997 Plan or the substitution of appropriate new awards covering the stock of the successor corporation or an affiliate of the successor corporation. If the Leadership Development and Compensation Committee determines that no such assumption or substitution will be made, vesting of outstanding awards under the 1997 Plan will automatically accelerate so that such awards become 100% vested immediately before the Corporate Transaction. On a hypothetical basis, assuming the Leadership Development and Compensation Committee had made such a determination in a Corporate Transaction that closed on December 31, 2008, the dollar value of the stock-based awards held by named executive officers that would have vested based on the closing price of the Company’s common stock of $51.28 on December 31, 2008 is set forth in the “Outstanding Equity Awards at 2008 Fiscal Year End” table.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information concerning the Company’s equity compensation plans as of December 31, 2008:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders	17,091,384	(1)	$28.72	(2)	119,715,854	(3)
Equity compensation plans not approved by shareholders	709,236		15.83		18,800,216

Total	17,800,620	(4)	28.20		138,516,070

(1)	Includes 16,662,491 shares issuable pursuant to restricted stock unit awards, which awards may be granted only under the Company’s shareholder-approved 1997 Plan. There is no exercise price associated with a restricted stock unit award.
(2)	Calculation excludes shares subject to restricted stock unit awards.
(3)	For the fiscal years 2001 through 2010, the maximum number of shares issuable pursuant to the 1997 Plan is increased as of the first day of each fiscal year of the Company by an amount equal to (a) the lesser of (i) 4% of the outstanding common stock as of the end of the immediately preceding fiscal year, and (ii) 15 million shares, or (b) a lesser amount as determined by the Leadership Development and Compensation Committee.
(4)	Excludes 101,095 shares of common stock issuable upon exercise of stock options having a weighted average exercise price of $79.00 and 59,063 restricted stock unit awards outstanding under equity plans assumed by the Company as a result of acquisitions.

Equity Compensation Plans Not Approved By Security Holders.    The Board adopted the 1999 Nonofficer Employee Stock Option Plan (the “1999 Plan”) to enable the grant of nonqualified stock options to employees, consultants, agents, advisors and independent contractors of the Company and its subsidiaries who are not officers or directors of the Company. Restricted stock units, the Company’s primary form of stock-based compensation since 2002, are not granted from the 1999 Plan. The 1999 Plan has not been approved by the Company’s shareholders. The Leadership Development and Compensation Committee is the administrator of the 1999 Plan, and as such determines all matters relating to options granted under the 1999 Plan, including the selection of the recipients, the size of the grants and the conditions to vesting and exercisability. The Leadership Development and Compensation Committee has delegated authority to make grants under the 1999 Plan to another committee of the Board and to certain officers of the Company, subject to specified limitations on the size and terms of such grants. A maximum of 40 million shares of common stock were reserved for issuance under the 1999 Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Gianna Puerini, an employee of Amazon.com, shares the same household as Brian Valentine, an executive officer of the Company. In 2008, Ms. Puerini earned $139,810 in salary and was granted a restricted stock unit award with respect to 3,313 shares, vesting over five years. Her compensation is consistent with the total compensation provided to other Company employees of the same level with similar responsibilities.

Justin Burks, an employee of Amazon.com, is the son-in-law of Thomas O. Ryder, a director of the Company. In 2008, Mr. Burks earned $104,514 in salary, received $30,000 in signing bonus and $15,664 related to relocation, and was granted a restricted stock unit award with respect to 750 shares of common stock vesting over four years. His compensation is consistent with the total compensation provided to other Company employees of the same level with similar responsibilities.

The Company owns 13.02% of the stock of drugstore.com, inc. and under the terms of a voting agreement has the right to designate a nominee for election to the drugstore.com board of directors. In 2006, the Company designated Geoff Entress to serve on the drugstore.com board. Until June 2008, Mr. Entress was a principal of Madrona Venture Group, LLC (“Madrona”), a venture capital firm in which Amazon.com, Inc. director Tom Alberg is a managing director. While the Company and Madrona are not affiliates, in exchange for Mr. Entress’ agreement to serve as the Company’s designated nominee, the Company has agreed to indemnify Mr. Entress and Madrona from losses, claims, damages, liabilities or expenses incurred as a result of Mr. Entress’ service as a director of drugstore.com, subject to certain limits and only to the extent not covered by any indemnification or insurance provided by or on behalf of drugstore.com.

The Audit Committee reviews and, as appropriate, approves and ratifies “related person” transactions, defined as any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements or relationships, in which (a) the aggregate amount involved will or may be expected to exceed $120,000, (b) the Company is a participant, and (c) any Related Person has or will have a direct or indirect interest (other than solely as a result of being a director or trustee (or any similar position) or a less than 10 percent beneficial owner of another entity). A “Related Person” is any (a) person who is an executive officer, director or nominee for election as a director of the Company, (b) greater than 5 percent beneficial owner of the Company’s outstanding common stock, or (c) Immediate Family Member of any of the foregoing. An “Immediate Family Member” is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and any person (other than a tenant or employee) sharing the household of a person. The Company does not have written policies or procedures for related person transactions but relies on the Audit Committee’s exercise of business judgment, consistent with Delaware law, in reviewing such transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 2008, its officers, directors and greater-than-10% shareholders timely filed all reports required by Section 16(a), except that a Form 4 for Marc Onetto was inadvertently filed one day late.

EXPENSES OF SOLICITATION

The accompanying proxy is solicited by and on behalf of the Board of Directors, and the cost of such solicitation will be borne by the Company. Georgeson Inc. will distribute proxy materials to beneficial owners, may solicit proxies by personal interview, mail, telephone, and electronic communications, and will request brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of the common stock held on the record date by such persons. The Company will pay Georgeson Inc. $5,000 for its proxy solicitation services and will reimburse Georgeson Inc. for payments made to brokers and other nominees for their expenses in forwarding solicitation materials. Solicitations also may be made by personal interview, telephone, and electronic communications by directors, officers and other employees of the Company without additional compensation.

OTHER MATTERS

As of the date of this Proxy Statement, there are no other matters that the Company intends to present, or has reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.

PROPOSALS OF SHAREHOLDERS

Proposals of shareholders to be considered for inclusion in the Proxy Statement and proxy card for the 2010 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be submitted in writing to the Secretary of the Company, Amazon.com, Inc., 1200 12th Avenue South, Suite 1200, Seattle, WA 98144, and must be received by 11:59 p.m. Pacific time on Friday, December 18, 2009. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s Proxy Statement.

In addition, the Company’s Bylaws include advance notice provisions that require shareholders desiring to bring nominations for directors or other business before an annual shareholders meeting to do so in accordance with the terms of the advance notice provisions. The Bylaws’ advance notice provisions do not apply if the shareholder only seeks to include such matters in the Proxy Statement pursuant to Rule 14a-8.

The Bylaws’ advance notice provisions require that, among other things, shareholders give timely written notice to the Secretary of the Company regarding such nominations or other business and provide the information and satisfy the other requirements set forth in the Bylaws. To be timely, a shareholder who intends to present nominations or a proposal at the 2010 Annual Meeting of Shareholders other than pursuant to Rule 14a-8 must provide the information set forth in the Bylaws to the Secretary no earlier than Saturday, February 27, 2010 and no later than Monday, March 29, 2010. However, if the Company significantly changes the timing of its 2010 Annual Meeting of Shareholders (i.e., holds the meeting more than 30 days before, or more than 60 days after, the anniversary of the 2009 Annual Meeting date), then the information must be received no earlier than the 90th day prior to the 2010 Annual Meeting date, and not later than (i) the 60th day prior to the 2010 Annual Meeting date or (ii) the tenth day after public disclosure of the 2010 Annual Meeting date, whichever is later. If a shareholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate.

The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

HOUSEHOLDING; AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

AND PROXY STATEMENT

A copy of the Company’s combined Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2008 (the “2008 Annual Report”), accompanies this Proxy Statement. If you and others who share your mailing address own common stock in street name, meaning through a bank or brokerage firm or other nominee, you may have received a notice that your household will receive only one annual report and proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of our Notice of Internet Availability of Proxy Materials (and/or a single copy of this Proxy Statement and the 2008 Annual Report) have been sent to your address. Each street name shareholder receiving the Proxy Statement by mail will continue to receive a separate voting instruction form.

If you would like to revoke your consent to householding and in the future receive your own Notice of Internet Availability of Proxy Materials (or your own set of proxy materials, as applicable) or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact Householding Department by mail at 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-800-542-1061, and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. The revocation of a consent to householding will be effective 30 days following its receipt. You will also have an opportunity to opt in or opt out of householding by contacting your bank or broker.

If you would like an additional copy of the 2008 Annual Report or this Proxy Statement, these documents are available in digital form for download or review by visiting “Financial Documents” at www.amazon.com/ir. Alternatively, we will promptly send a copy of these documents to you without charge upon request by mail to Investor Relations, Amazon.com, Inc., P.O. Box 81226, Seattle, WA 98108-1226, or by calling 1-800-426-6825. Please note, however, that if you wish to receive a paper proxy card or voting instruction or other proxy materials for the purposes of the Annual Meeting, you should follow the instructions included in your Notice of Internet Availability of Proxy Materials.

If you own shares in street name, you can also register to receive all future shareholder communications electronically, instead of in print. This means that links to the annual report, proxy statement, and other correspondence will be delivered to you via e-mail. Holders in street name can register for electronic delivery at http://www.icsdelivery.com/amzn. Electronic delivery of shareholder communications helps save your Company money by reducing printing and postage costs.

PROXY

AMAZON.COM, INC.

Annual Meeting of Shareholders - May 28, 2009

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned shareholder of Amazon.com, Inc., a Delaware corporation (the “Company”), hereby appoints Jeffrey P. Bezos, Thomas J. Szkutak and L. Michelle Wilson, or any one of them, with full power of substitution in each, as proxies to cast all votes that the undersigned is entitled to cast at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held at 9:00 a.m., Pacific Time, on May 28, 2009 at the Seattle Art Museum, Plestcheeff Auditorium, 1300 First Avenue, Seattle, Washington 98101, or any adjournment or postponement thereof, with authority to vote upon the matters set forth on the reverse side of this Proxy Card and upon such other matters as may be properly presented.

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments (Mark the corresponding box on the reverse side)	P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

▲ FOLD AND DETACH HERE ▲

You can now access your Amazon.com, Inc. account online.

Access your Amazon.com, Inc. shareholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Amazon.com, Inc. now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

www.bnymellon.com/shareowner/isd

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-866-258-7741

  Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER AND IN ACCORDANCE WITH THE DIRECTION OF THE PROXIES AS TO ANY OTHER MATTERS THAT ARE PROPERLY PRESENTED. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS BELOW:

Please mark your votes as indicated in this example	☒

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH DIRECTOR.								THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 2
ITEM 1 - ELECTION OF DIRECTORS

Nominees:	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

01 Jeffrey P. Bezos 02 Tom A. Alberg 03 John Seely Brown 04 L. John Doerr	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	05 William B. Gordon 06 Alain Monié 07 Thomas O. Ryder 08 Patricia Q. Stonesifer	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	ITEM 2 -	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS	☐	☐	☐
THE UNDERSIGNED HEREBY ACKNOWLEDGES ACCESS TO OR RECEIPT OF THE COMPANY’S PROXY STATEMENT IN CONNECTION WITH THE ANNUAL MEETING AND HEREBY REVOKES ANY PROXY OR PROXIES PREVIOUSLY GIVEN.

Mark Here for Address Change or Comments SEE REVERSE	☐	Will Attend Meeting	☐	YES

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Δ FOLD AND DETACH HERE Δ

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to annual meeting day.

INTERNET http://www.proxyvoting.com/amzn Use the Internet to vote your proxy. Have your proxy card or notice of internet availability of proxy materials in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card or notice of internet availability of proxy materials in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

You can view the Annual Report and Proxy Statement on the Internet at http://bnymellon.mobular.net/bnymellon/amzn	Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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April 17, 2009

Re:	Important Notice Regarding the Availability of Proxy Materials for the Amazon.com, Inc. Shareholders Meeting to be Held on May 28, 2009

Dear 401(k) Plan Participant:

Enclosed are the 2008 Annual Report for Amazon.com, Inc. (the “Company”) and a Proxy Statement and proxy card for the Company’s 2009 Annual Meeting of Shareholders.

The Amazon.com 401(k) Plan allows each plan participant to direct the voting of the shares of common stock of the Company that are credited to the participant’s 401(k) plan account. By following the instructions for internet or telephone voting on the enclosed proxy card, or by marking, signing and mailing the proxy card in the envelope provided, you may instruct Vanguard Fiduciary Trust Company, the trustee of the Amazon.com 401(k) Plan, how to vote the shares of the common stock of the Company credited to your 401(k) plan account on the matters presented at the Company’s 2009 Annual Meeting. The trustee will vote as you have directed. All shares for which voting instructions are not timely received will be voted by the trustee on each matter in the same proportion as the shares for which the trustee received timely voting instructions, except in the case where to do so would be inconsistent with applicable law. Your vote will be kept confidential and will not be disclosed to the Company.

Votes will be tabulated by the Company’s transfer agent, BNY Mellon Shareowner Services. To be timely, your voting instructions must be received by BNY Mellon Shareowner Services no later than 5:00 PM Eastern Time on May 22, 2009.

VOTING VIA THE INTERNET OR BY TELEPHONE IS FAST AND CONVENIENT,

AND YOUR VOTE IS IMMEDIATELY CONFIRMED AND TABULATED. USING THE

INTERNET OR TELEPHONE HELPS SAVE YOUR COMPANY MONEY BY REDUCING

POSTAGE AND PROXY TABULATION COSTS.

PROXY

AMAZON.COM, INC.

Annual Meeting of Shareholders - May 28, 2009

SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned participant in the Amazon.com Company Stock Fund of the Amazon.com 401(k) Plan hereby directs Vanguard Fiduciary Trust Company, the trustee of the Amazon.com 401(k) Plan, to vote his or her Amazon.com Company Stock Fund shares as indicated on the reverse, or if not so indicated, in accordance with the Amazon.com 401(k) Plan document (generally, in the same proportion as the shares for which the trustee received timely voting instructions).

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments (Mark the corresponding box on the reverse side)	P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)

Δ FOLD AND DETACH HERE Δ

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SHARES WILL BE VOTED AS DIRECTED OR AS PROVIDED IN THE AMAZON 401(K) PLAN DOCUMENT.	Please mark your votes as indicated in this example	☒

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH DIRECTOR.								THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 2
ITEM 1 - ELECTION OF DIRECTORS

Nominees:	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

01 Jeffrey P. Bezos 02 Tom A. Alberg 03 John Seely Brown 04 L. John Doerr	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	05 William B. Gordon 06 Alain Monié 07 Thomas O. Ryder 08 Patricia Q. Stonesifer	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	ITEM 2 -	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS	☐	☐	☐
THE UNDERSIGNED HEREBY ACKNOWLEDGES ACCESS TO OR RECEIPT OF THE COMPANY’S PROXY STATEMENT IN CONNECTION WITH THE ANNUAL MEETING AND HEREBY REVOKES ANY PROXY OR PROXIES PREVIOUSLY GIVEN.

Mark Here for ddress Change or Comments SEE REVERSE	☐	Will Attend Meeting	☐	YES

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Δ FOLD AND DETACH HERE Δ

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available

through 5:00 PM Eastern Time, May 22, 2009.

INTERNET http://www.proxyvoting.com/amzn Use the Internet to vote. Have this card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have this card in hand when you call.
If you vote by Internet or by telephone, you do NOT need to mail back this card.
To vote by mail, mark, sign and date this card and return it in the enclosed postage-paid envelope.

You can view the Annual Report and Proxy Statement on the Internet at http://bnymellon.mobular.net/bnymellon/amzn	Your Internet or telephone vote authorizes the trustee to vote your shares in the same manner as if you marked, signed and returned this card.

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